FOR IMMEDIATE RELEASE

Contact: David J. Hegarty, President
or John R. Hoadley, Treasurer
(617) 796-8350
www.snhreit.com

SNH Announces Financial Results for the Periods Ended September 30, 2003

Newton, MA (October 30, 2003):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and nine months ended September 30, 2003, as follows (in thousands, except per share data):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002

Total revenues	$32,101	$30,377	$95,293	$89,462
Net income	10,449	13,142	32,309	35,358
Funds from operations (FFO)	20,198	20,079	62,242	58,032

Weighted average shares outstanding	58,453	58,437	58,443	55,735

Per share data:
Net income	$0.18	$0.22	$0.55	$0.63
Funds from operations (FFO)	0.35	0.34	1.06	1.04
Distributions declared	0.31	0.31	0.93	0.93

During the 2003 quarter, SNH funded $20.7 million of new investments, including a sale-leaseback for $12.3 million with Five Star Quality Care, Inc. and $8.4 million of capital improvements to existing properties.

Senior Housing Properties Trust is a real estate investment trust headquartered in Newton, MA that has investments in 145 senior housing properties located in 31 states.

(end)

Senior Housing Properties Trust

Financial Information

(in thousands, except per share amounts)

Income Statement:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Rental income	$31,805	$28,244	$93,647	$83,040
FF&E reserve income (1)	—	1,843	—	5,345
Interest and other income	296	290	1,646	1,077
Total revenues	32,101	30,377	95,293	89,462
Expenses:
Interest	9,444	6,607	25,550	20,428
Distributions on trust preferred securities	703	703	2,109	2,109
Depreciation	9,013	7,989	26,557	23,215
General and administrative (2)	2,492	1,936	7,608	5,861
Total expenses	21,652	17,235	61,824	51,613
Income from continuing operations	10,449	13,142	33,469	37,849
Loss from discontinued operations	—	—	—	(2,491)
Loss on sale of property	—	—	(1,160)	—
Net income	$10,449	$13,142	$32,309	$35,358

Weighted average shares outstanding	58,453	58,437	58,443	55,735
Per share data:
Income from continuing operations	$0.18	$0.22	$0.57	$0.68
Net income	$0.18	$0.22	$0.55	$0.63

Balance Sheet:

	At September 30, 2003	At December 31, 2002
Assets
Real estate properties	$1,327,236	$1,238,487
Accumulated depreciation	(151,256)	(125,039)
	1,175,980	1,113,448
Mortgage receivable	6,051	—
Cash and cash equivalents	4,880	8,654
Restricted cash	10,286	12,364
Deferred financing fees, net	11,795	9,512
Other assets	19,081	14,222
Total assets	$1,228,073	$1,158,200
Liabilities and Shareholders’ Equity
Unsecured revolving bank credit facility	$24,000	$81,000
Senior unsecured notes, net of discounts	393,571	243,746
Secured debt and capital leases	32,559	32,618
Trust preferred securities	27,394	27,394
Total debt	477,524	384,758
Other liabilities	19,123	21,116
Total liabilities	496,647	405,874
Shareholders’ equity	731,426	752,326
Total liabilities and shareholders’ equity	$1,228,073	$1,158,200

1.               One of our leases which began in January 2002 provided that a percentage of revenues at the leased properties be paid to us as additional rent, which was escrowed for future capital expenditures at the leased facilities.  This lease was amended October 1, 2002.  As a result of this amendment, amounts for capital expenditures are not paid to us, but are deposited into accounts owned by the tenant, Five Star, and we have security and remainder interests in these accounts and in property purchased with funding from these accounts.  Accordingly, we no longer record FF&E reserve income.

2.               Includes expenses incurred with respect to litigation with Marriott International and HEALTHSOUTH of $100,000 for the three months ended September 30, 2003 and $800,000 for the nine months ended September 30, 2003.

Senior Housing Properties Trust

Other Data

(dollars in thousands, except per share amounts)

Calculation of Funds From Operations (FFO)(1):

		Quarter Ended September 30,		Nine Months Ended September 30,
		2003	2002	2003	2002
Income from continuing operations		$10,449	$13,142	$33,469	$37,849
Add:	Depreciation expense	9,013	7,989	26,557	23,215
	Deferred percentage rent(2)	736	791	2,216	2,313
Less:	FF&E reserve income	—	(1,843)	—	(5,345)
FFO		$20,198	$20,079	$62,242	$58,032

Weighted average shares outstanding		58,453	58,437	58,443	55,735

FFO per share		$0.35	$0.34	$1.06	$1.04
Distributions declared		$0.31	$0.31	$0.93	$0.93

Leverage Ratios:

	At September 30, 2003	At December 31, 2002
Total debt / Total assets	38.9%	33.2%
Total debt / Real estate properties before depreciation	36.0%	31.1%
Total debt / Total book capitalization	39.5%	33.8%
Secured debt / Total debt	6.8%	8.5%
Secured debt / Total assets	2.7%	2.8%
Variable rate debt / Total debt	6.9%	23.4%

Coverage Ratios:

	Quarter Ended September 30,				Nine Months Ended September 30,
	2003		2002		2003		2002
Income from continuing operations	$10,449		$13,142		$33,469		37,849
Deferred percentage rent	736		791		2,216		2,313
Interest expense	9,444		6,607		25,550		20,428
Trust preferred distributions	703		703		2,109		2,109
Depreciation expense	9,013		7,989		26,557		23,215
EBITDA(3)	$30,345		$29,232		$89,901		$85,914
EBITDA / Interest expense	3.2	x	4.4	x	3.5	x	4.2	x
EBITDA / Interest expense + trust preferred distributions	3.0	x	4.0	x	3.3	x	3.8	x

(1)          We compute FFO as shown in the calculation above.  Our calculation of FFO differs from the NAREIT definition of FFO because we include deferred percentage rent as discussed in Note 2 below.  Also, in order to facilitate comparison of FFO with historical results, the historical FFO presentation for the three and nine months ended September 30, 2002, eliminates FF&E reserve income (see Note 1 on page 2).  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation, expense, and gain or losses on sale of properties, FFO can facilitate comparison of current operating performance amount REITs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders.  Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(2)          We recognize percentage rental income received for the first, second and third quarters in the fourth quarter.  Although recognition of revenue is deferred until the fourth quarter for purposes of calculating net income, the calculation of FFO includes estimated amounts with respect to periods shown.

(3)          We compute EBITDA as income from continuing operations plus interest expense, distributions on trust preferred securities, depreciation expense and deferred percentage rent.  We consider EBITDA to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  EBITDA does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Senior Housing Properties Trust

Other Data

The following additional data is intended to respond
to frequently asked questions (dollars in thousands)

At September 30, 2003

	# of Properties	# of Units/Beds	Investment	% of Investment	Current Annual Rent Revenues	% of Current Annual Rent Revenues
Facility Type
Independent living communities(1)	37	10,435	$874,081	65.6%	$88,033	66.5%
Assisted living facilities	42	2,594	177,868	13.3%	18,046	13.6%
Skilled nursing facilities	64	6,745	237,786	17.8%	17,570	13.3%
Hospitals	2	364	43,553	3.3%	8,700	6.6%
Total	145	20,138	$1,333,288	100.0%	$132,349	100.0%

Tenant/Operator
Five Star/Sunrise (2)	31	7,465	$618,653	46.4%	$63,209	47.7%
Marriott/Sunrise (2)	14	4,030	325,473	24.4%	31,182	23.6%
HEALTHSOUTH	2	364	43,553	3.3%	8,700	6.6%
Alterra Healthcare (3)	23	1,076	67,131	5.0%	7,499	5.7%
Five Star #1	54	5,009	147,245	11.0%	7,516	5.7%
Five Star #2	13	1,054	82,898	6.2%	8,180	6.2%
Genesis Health Ventures	1	156	13,007	1.0%	1,496	1.1%
5 private companies (combined)	7	984	35,328	2.7%	4,567	3.4%
Total	145	20,138	$1,333,288	100.0%	$132,349	100.0%

Quarter Ended September 30,

							Percentage of Operating Revenue Sources
	Rent Coverage				Occupancy		Private Pay		Medicare		Medicaid
Tenant Operating Statistics (4)	2003		2002		2003	2002	2003	2002	2003	2002	2003	2002
Five Star/Sunrise (2)(5)	1.0	x	1.1	x	89%	90%	86%	87%	10%	10%	4%	3%
Marriott/Sunrise (2)	1.3	x	1.3	x	87%	89%	82%	83%	13%	13%	5%	4%
HEALTHSOUTH(6)	NA		NA		NA	NA	NA	NA	NA	NA	NA	NA
Alterra Healthcare(7)	1.5	x	1.5	x	83%	84%	99%	98%	0%	0%	1%	2%
Five Star #1	2.8	x	2.5	x	89%	92%	21%	22%	20%	20%	59%	58%
Five Star #2(7)	1.1	x	1.3	x	87%	89%	100%	100%	0%	0%	0%	0%
Genesis Health Ventures	1.6	x	2.2	x	97%	98%	25%	25%	31%	37%	44%	38%
5 private companies (combined)	1.9	x	2.4	x	85%	88%	23%	22%	19%	20%	58%	58%

Nine Months Ended September 30,

							Percentage of Operating Revenue Sources
	Rent Coverage				Occupancy		Private Pay		Medicare		Medicaid
Tenant Operating Statistics (4)	2003		2002		2003	2002	2003	2002	2003	2002	2003	2002
Five Star/Sunrise(2)(5)	1.0	x	1.1	x	90%	90%	86%	86%	10%	10%	4%	4%
Marriott/Sunrise(2)	1.3	x	1.4	x	87%	88%	82%	84%	13%	13%	5%	3%
HEALTHSOUTH(6)	NA		NA		NA	NA	NA	NA	NA	NA	NA	NA
Alterra Healthcare(7)	1.5	x	1.5	x	83%	84%	98%	99%	0%	0%	2%	1%
Five Star #1	2.7	x	2.4	x	90%	91%	21%	22%	20%	20%	59%	58%
Five Star #2(7)	1.2	x	1.3	x	87%	88%	100%	100%	0%	0%	0%	0%
Genesis Health Ventures	1.3	x	1.8	x	97%	96%	23%	26%	34%	40%	43%	34%
5 private companies (combined)	2.0	x	2.2	x	87%	87%	23%	23%	19%	22%	58%	55%

(1)          Properties where the majority of units are independent living apartments are classified as independent living communities.

(2)          On March 28, 2003, Marriott International, Inc. sold its senior living division, Marriott Senior Living Services, Inc. (“MSLS”), to Sunrise Assisted Living, Inc. (“Sunrise”).  Effective on that date, Sunrise became the manager of the 31 properties leased to Five Star Quality Care, Inc. (“Five Star”) and the tenant and manager of the 14 properties leased to MSLS.  Marriott International continues to guarantee the lease for the 14 properties.

(3)          Includes owned real estate and a $6,051 loan secured by a first mortgage on five assisted living properties.

(4)          All tenant operating statistics presented are based upon the operating results provided by our tenants for the indicated periods ending September 30 or the most recent prior period tenant operating results available to us from our tenants.  Rent coverage is calculated as operating cash flow from our tenants’ facility operations, before subordinated charges and capital expenditure reserves, divided by rent payable to us.  We have not independently verified our tenants’ operating data.

(5)          Rent coverage is after non-subordinated management fees of $4.3 million and $4.1 million and $12.8 million and $12.9 million in the quarter and nine months ended September 30, 2003 and 2002, respectively.

(6)          In March 2003, HEALTHSOUTH issued a press release stating that its historical financial information should not be relied upon.  Because we have reason to doubt the financial information we have from HEALTHSOUTH we do not disclose any lease coverage information for this tenant.

(7)          Includes data for periods prior to our ownership of the concerned properties.